UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2018

Western Digital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 Great Oaks Parkway San Jose, California	95119
(Address of Principal Executive Offices)	(Zip Code)

(408) 717-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement

On January 30, 2018, Western Digital Corporation, a Delaware corporation (“Western Digital”), issued conditional notices of redemption in respect of all of its outstanding 7.375% senior secured notes due 2023 (the “2023 Notes”) and its outstanding 10.500% senior unsecured notes due 2024 (the “2024 Notes” and collectively with the 2023 Notes, the “Existing Notes”). In its previously announced cash tender offer, Western Digital offered to purchase any and all of its outstanding 2024 Notes, which resulted in Western Digital accepting for purchase $2,724,957,000 in aggregate principal amount of the 2024 Notes as of the tender offer expiration date.

On February 27, 2018, Western Digital deposited sufficient funds with the trustee for the 2023 Notes to pay the redemption price payable in respect of all outstanding 2023 Notes (including accrued and unpaid interest on the 2023 Notes to, but excluding, the redemption date). On March 1, 2018, Western Digital deposited sufficient funds with the trustee for the 2024 Notes, to pay the redemption price payable in respect of all 2024 Notes outstanding on the redemption date (including accrued and unpaid interest on the 2024 Notes to, but excluding, the applicable redemption date). The amounts deposited with respect to the 2023 Notes and 2024 Notes included “make-whole” premiums required for the optional redemption of the Existing Notes under, and calculated in accordance with, the applicable indentures.

As a consequence of the foregoing, (x) Western Digital satisfied and discharged its obligations under the indenture under which the 2023 Notes were issued (the “2023 Notes Indenture”) and the related security documents in accordance with the satisfaction and discharge provisions of the 2023 Notes Indenture and (y) Western Digital satisfied and discharged its obligations under the indenture under which the 2024 Notes were issued (the “2024 Notes Indenture”) in accordance with the satisfaction and discharge provisions of the 2024 Notes Indenture. Upon the satisfaction and discharge of (x) the 2023 Notes Indenture on February 27, 2018, all of the liens on the collateral securing the 2023 Notes were released and Western Digital and the guarantors were discharged from their respective obligations under the 2023 Notes and the guarantees thereof and (y) the 2024 Notes Indenture on March 1, 2018, Western Digital and the guarantors were discharged from their respective obligations under the 2024 Notes and the guarantees thereof.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth under Item 1.02 above is incorporated by reference into this Item 3.03.

Item 7.01	Regulation FD Disclosure

Incorporated by reference is a press release issued by Western Digital on March 2, 2018, which is attached hereto as Exhibit 99.1. The press release is furnished and not filed, pursuant to Instruction B.2 of Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Western Digital Corporation, dated March 2, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation

Date: March 2, 2018	By:	/s/ Michael C. Ray
Michael C. Ray
Executive Vice President, Chief Legal Officer and Secretary